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                                                                   EXHIBIT 24.2


                            SECRETARY'S CERTIFICATE

         I, Linda DeVault, certify that I am the duly elected, qualified and acting Secretary of Cooker Restaurant Corporation, an Ohio corporation (the "Corporation"), that I am authorized and empowered to execute this Certificate on behalf of the Corporation with respect to the Annual Report on Form 10-K and further certify that the following is a true, complete and correct copy of a resolution adopted by the Board of Directors of the Corporation on January 24, 2000, which resolution has not been amended, modified or rescinded:

                  RESOLVED, that each officer and director who may be required to execute an annual report on Form 10-K or any amendment or supplement thereto (whether on behalf of the Corporation or as an officer or director thereof or otherwise) be, and each of them hereby is, authorized to execute a power of attorney appointing Henry R. Hillenmeyer and Mark W. Mikosz and each of them severally, his true and lawful attorneys and agents to execute in his name, place and stead (in any such capacity) said Form 10-K and all instruments or reports necessary or in connection therewith, and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the other, to have full power and authority to do and to perform in the name and on behalf of each of said officers and directors, or both, as the case may be, every act which is necessary or advisable to be done as fully, and to all intents and purposes, as any such officer or director might or could do in person.

IN WITNESS WHEREOF, I have executed this Power of Attorney this 15th day of April, 2002.


                                             /s/ Linda DeVault
                                             ----------------------------------
                                             Linda DeVault, Secretary